The Honourable Ken Krawetz Deputy Premier Minister of Finance

SASKATCHEWAN PROVINCIAL BUDGET
13-14

BALANCED GROWTH
SUPPPLEMENTARY ESTIMATES NOVEMBER

Government
-------of-------
Saskatchewan

Supplementary Estimates - November

For the Fiscal Year
Ending March 31
2014

General Revenue Fund
Supplementary Estimates - November
Table of Contents

Introduction	3
Statement of Operations and Accumulated Deficit	4
Statement of Change in Net Debt	4
Growth and Financial Security Fund	5
Schedule of Budgetary Appropriation	6
Schedule of Budgetary Appropriation and Expense	7
Schedule of Capital Investments	8
Schedule of Supplementary Budgetary Appropriation by Classification	9
Schedule of Lending and Investing Disbursements	10
Schedule of Debt Redemption	10

Budgetary Appropriation - Executive Branch of Government
Agriculture	11
Government Relations	11
Social Services	11

Budgetary Appropriation - Legislative Branch of Government
Advocate for Children and Youth	12
Legislative Assembly	12
Provincial Auditor	12

Summary - Budgetary Appropriation	12

Lending and Investing Activities
Saskatchewan Power Corporation	13
Saskatchewan Telecommunications Holding Corporation	13

Summary - Lending and Investing Activities	13

Introduction

The 2013-14 Supplementary Estimates – November are prepared in accordance with Section 12(1) of The Financial Administration Act, 1993 and include the estimated increases in 2013-14 “To Be Voted” and “Statutory” expenditures, loans, advances and investments to be paid from the General Revenue Fund (GRF).

Funding requests reflect the additional commitments that the government has or will undertake during the fiscal year.  The requested funding for each vote is the net amount required after reallocation of voted appropriation not required in other areas of the vote.

Clause 14(3)(b) of The Financial Administration Act, 1993 requires that special warrant appropriations be “submitted to the Legislative Assembly as part of the next Appropriation Act that is not an Act for interim supply”.  No special warrants have been provided in 2013-14.

The 2013-14 Supplementary Estimates – November contain financial statements and schedules similar in format to those included in the 2013-14 Estimates and incorporate estimated changes in revenue, expenditure, loans and investments.

The detail section of the 2013-14 Supplementary Estimates – November, beginning on page 11, uses the vote, subvote and allocation structure from the 2013-14 Estimates.

The subvote descriptions provided in the
2013-14 Estimates apply to the 2013-14 Supplementary Estimates – November; however, subvote descriptions may be expanded by the explanation for the additional funding provided by the Supplementary Estimates – November.

The Principles and Concepts, Budget and Spending Control, Accounting Policies and Glossary of Terms outlined in the 2013-14 Estimates apply to the 2013-14 Supplementary Estimates – November.

Statement of Operations and Accumulated Deficit
(thousands of dollars)

	Original
	Estimated	Forecasted		Change
	2013-14	2013-14		2013-14

Revenue	11,607,300	11,573,400		(33,900)
Expense
Operating Expense	11,267,922	11,290,004		22,082
Capital Transfers	274,606	260,606		(14,000)

Expense	11,542,528	11,550,610		8,082

Pre-Transfer Surplus	64,772	22,790		(41,982)
Transfer (to):
Growth and Financial Security Fund - Growth	(32,386)	(11,395)		20,991
Growth and Financial Security Fund - Security	-	-		-
Transfer from:
Growth and Financial Security Fund - Growth	-	-		-
Growth and Financial Security Fund - Security	-	-		-

Surplus	32,386	11,395		(20,991)
Accumulated Deficit, Beginning of Year	(92,020)	(102,458	)1	(10,438)

Accumulated Deficit, End of Year	(59,634)	(91,063)		(31,429)
1	Accumulated deficit of the General Revenue Fund at March 31, 2013, per the 2012-13 Public Accounts.

Statement of Change in Net Debt
(thousands of dollars)

	Original
	Estimated	Forecasted		Change
	2013-14	2013-14		2013-14

Annual Surplus	32,386	1,1395		(20,991)
Acquisition of Capital Assets	(572,894)	(602,184)		(29,290)
Amortization of Capital Assets (Gross)	203,304	201,704		(1,600)
Disposal of Agricultural Land (Book Value)	5,700	5,700		-

(Increase) Decrease in Net Debt from Operations	(331,504)	(383,385)		(51,881)
Net Debt, Beginning of Year	(3,883,949)	(3,825,704	)1	58,245

Net Debt, End of Year	(4,215,453)	(4,209,089)		6,364
1	Net debt of the General Revenue Fund at March 31, 2013, per the 2012-13 Public Accounts.

Growth and Financial Security Fund
(thousands of dollars)

	Original
	Estimated	Forecasted		Change
	2013-14	2013-14		2013-14

Growth and Financial Security Fund - Growth
Beginning of Year	150,000	150,000	1	-
Transfer from General Revenue Fund	32,386	11,395		(20,991)
Transfer (to) General Revenue Fund	-	-		-

End of Year	182,386	161,395		(20,991)

Growth and Financial Security Fund - Security
Beginning of Year	512,708	516,269	1	3,561
Transfer from General Revenue Fund	-	-		-
Transfer (to) General Revenue Fund	-	-		-

End of Year	512,708	516,269		3,561

Growth and Financial Security Fund, End of Year	695,094	677,664		(17,430)

Transfer from the General Revenue Fund (GRF) is 50 per cent of the GRF's pre-transfer surplus in accordance with Section 18(1) of The Growth and Financial
Security Act (Act). Transfer to the GRF is pursuant to Section 20 of the Act.
1	The combined growth and security components equal the balance at March 31, 2013, per the 2012-13 Public Accounts.

Schedule of Budgetary Appropriation
(thousands of dollars)

	Original	Supplementary			Forecasted
	Estimated	Estimated	Adjustments	1	Expenditure
	2013-14	2013-14		2013-14	2013-14

Ministries and Agencies
Advanced Education	786,942	-		(5,300)	781,642
Agriculture	406,754	31,000		(35,075)	402,679
Central Services	93,577	-		(741)	92,836
Economy	280,364	-		(1,439)	278,925
Education	1,418,602	-		(2,707)	1,415,895
- Teachers' Pensions and Benefits	321,944	-		300	322,244
Environment	166,913	-		(1,669)	165,244
Executive Council	17,818	-		(178)	17,640
Finance	67,800	-		(588)	67,212
- Public Service Pensions and Benefits	291,076	-		-	291,076
Finance Debt Servicing	340,000	-		(5,000)	335,000
Government Relations	477,040	43,586		-	520,626
Health	4,959,144	-		(48,000)	4,911,144
Highways and Infrastructure	295,237	-		(2,200)	293,037
Highways and Infrastructure Capital	280,810	-		33,491	314,301
Innovation Saskatchewan	28,006	-		(280)	27,726
Justice	586,096	-		(4,201)	581,895
Labour Relations and Workplace Safety	18,593	-		(186)	18,407
Parks, Culture and Sport	113,212	-		(1,047)	112,165
Saskatchewan Research Council	19,743	-		-	19,743
SaskBuilds Corporation	8,300	-		(83)	8,217
Social Services	904,278	39,000		-	943,278
Water Security Agency	15,480	-		-	15,480
Legislative Assembly and its Officers
Advocate for Children and Youth	2,483	261		-	2,744
Chief Electoral Officer	3,800	-		-	3,800
Conflict of Interest Commissioner	148	-		-	148
Information and Privacy Commissioner	1,116	-		-	1,116
Legislative Assembly	26,143	28		-	26,171
Ombudsman	3,594	-		-	3,594
Provincial Auditor	8,457	11		(11)	8,457

Budgetary Appropriation	11,943,470	113,886		(74,914)	11,982,442

"To Be Voted" Budgetary Appropriation	11,125,611	113,847		(69,914)	11,169,544
"Statutory" Budgetary Appropriation	817,859	39		(5,000)	812,898

1	Adjustments include (in thousands of dollars):
	Voted Appropriation forecasted to be unutilized	(72,405)
	Forecasted reduction in Statutory Appropriation requirement	(5,000)
	2012-13 Highways and Infrastructure Capital appropriation carried over to 2013-14	83,491
	2013-14 Highways and Infrastructure Capital appropriation forecasted to carryover to 2014-15	(50,000)
	Ministry of Agriculture 2012-13 expenditures charged against 2013-14 appropriation	(31,000)
		(74,914)

Schedule of Budgetary Appropriation and Expense
(thousands of dollars)

			Deduct:		Add:
			Forecasted		Forecasted
	Forecasted	1	Capital Asset		Capital Asset		Forecasted
	Expenditure		Acquisitions	2	Amortization		Expense
	2013-14		2013-14		2013-14		2013-14

Ministries and Agencies
Advanced Education	781,642		-		774		782,416
Agriculture	402,679		2,000		2,106		402,785
Central Services	92,836		21,452		1,920		73,304
Economy	278,925		7,860		3,013		274,078
Education	1,415,895		38,362		1,300		1,378,833
- Teachers' Pensions and Benefits	322,244		-		-		322,244
Environment	165,244		12,699		9,061		161,606
Executive Council	17,640		-		-		17,640
Finance	67,212		-		888		68,100
- Public Service Pensions and Benefits	291,076		-		-		291,076
Finance Debt Servicing	335,000		-		-		335,000
Government Relations	520,626		2,160		2,429		520,895
Health	4,911,144		121,018		3,535		4,793,661
Highways and Infrastructure	293,037		10,022		136,121		419,136
Highways and Infrastructure Capital	314,301		314,301		-		-
Innovation Saskatchewan	27,726		-		-		27,726
Justice	581,895		41,224		1,304		541,975
Labour Relations and Workplace Safety	18,407		250		97		18,254
Parks, Culture and Sport	112,165		11,849		3,402		103,718
Saskatchewan Research Council	19,743		-		-		19,743
SaskBuilds Corporation	8,217		-		-		8,217
Social Services	943,278		18,327		4,156		929,107
Water Security Agency	15,480		-		-		15,480
Legislative Assembly and its Officers
Advocate for Children and Youth	2,744		360		72		2,456
Chief Electoral Officer	3,800		-		-		3,800
Conflict of Interest Commissioner	148		-		-		148
Information and Privacy Commissioner	1,116		-		-		1,116
Legislative Assembly	26,171		-		114		26,285
Ombudsman	3,594		300		60		3,354
Provincial Auditor	8,457		-		-		8,457

Total	11,982,442		602,184		170,352	3	11,550,610

1	Forecasted Expenditure is the expected 2013-14 spending from voted and statutory budgetary appropriations - see Schedule of Budgetary Appropriation.
2	Forecasted expenditure for government-owned capital - see Schedule of Capital Investments.
3	Total capital amortization of government-owned assets excludes amortization incurred by service providers, such as the Ministry of Central Services, that is recovered from non-GRF organizations ($10,300K) and voted appropriation through billings to client ministries ($21,052K).

Schedule of Capital Investments
(thousands of dollars)

	Original	Supplementary			Forecasted
	Estimated	Estimated	Adjustments		Expenditure
	2013-14	2013-14	2013-14	1	2013-14

Capital Asset Acquisitions
Agriculture	2,000	-	-		2,000
Central Services	21,452	-	-		21,452
Economy	7,860	-	-		7,860
Education	38,362	-	-		38,362
Environment	12,699	-	-		12,699
Government Relations	2,160	-	-		2,160
Health	121,018	-	-		121,018
Highways and Infrastructure	10,022	-	-		10,022
Highways and Infrastructure Capital	280,810	-	33,491	2	314,301
Justice	45,425	-	(4,201)		41,224
Labour Relations and Workplace Safety	250	-	-		250
Parks, Culture and Sport	11,849	-	-		11,849
Social Services	18,327	-	-		18,327
Legislative Assembly and its Officers	660	-	-		660
Capital Asset Acquisitions	572,894	-	29,290		602,184
Capital Transfer Payments
Advanced Education	25,500	-	(3,000)		22,500
Agriculture	1,000	-	-		1,000
Education	88,405	-	(10,500)		77,905
Executive Council	100	-	-		100
Government Relations	77,718	-	-		77,718
Health	42,922	-	-		42,922
Highways and Infrastructure	31,286	-	-		31,286
Justice	3,509	-	-		3,509
Parks, Culture and Sport	3,166	-	(500)		2,666
Social Services	1,000	-	-		1,000
Capital Transfer Payments	274,606	-	(14,000)		260,606
Capital Investments	847,500	-	15,290		862,790

1	Forecasted reallocations between capital (asset acquisitions and capital transfers) and non-capital appropriations, expenditure reductions or savings, and change in the net capital carryover in Highways and Infrastructure Capital (see note 2).
2	Net change in capital carryover in Highways and Infrastructure Capital, as authorized by annual Appropriation Acts ($83,491K of 2012-13 capital appropriation carried over to 2013-14, offset by $50,000K of 2013-14 capital appropriation forecasted to be carried over to 2014-15).

Schedule of Supplementary Budgetary Appropriation by Classification
Supplementary Estimates - November
(thousands of dollars)

	Government Delivered Programs			Transfers

				Transfers for Public Service

	Salaries and	Goods and	Capital Asset			Transfers to	2013-14
	Benefits	Services	Acquisitions	Operating	Capital	Individuals	Total

Ministries and Agencies
Agriculture	-	-	-	-	-	31,000	31,000	1
Government Relations	-	2,000	-	-	-	41,586	43,586
Social Services	-	3,300	-	5,500	-	30,200	39,000
Legislative Assembly and its Officers
Advocate for Children and Youth	150	111	-	-	-	-	261
Legislative Assembly	-	-	-	28	-	-	28
Provincial Auditor	11	-	-	-	-	-	11
Supplementary Budgetary Appropriation	161	5,411	-	5,528	-	102,786	113,886
"To Be Voted" Budgetary Appropriation	150	5,411	-	5,500	-	102,786	113,847
"Statutory" Budgetary Appropriation	11	-	-	28	-	-	39

1	The supplementary funding of $31.0M for Agriculture replaces 2013-14 appropriation charged with 2012-13 expenses.

Schedule of Lending and Investing Disbursements
(thousands of dollars)

	Original
	Estimated	Forecasted	Change
	2013-14	2013-14	2013-14

Crown Corporations - Loans
Municipal Financing Corporation of Saskatchewan	120,000	120,000	-
Saskatchewan Liquor and Gaming Authority	125,000	125,000	-
Saskatchewan Power Corporation	595,500	949,700	354,200
Saskatchewan Telecommunications Holding Corporation	123,100	125,000	1,900
Saskatchewan Water Corporation	18,785	3,200	(15,585)
SaskEnergy Incorporated	144,095	100,000	(44,095)

Crown Corporations - Loans	1,126,480	1,422,900	296,420

Other - Loans
Advanced Education	56,000	54,000	(2,000)
Economy	4,825	4,250	(575)

Other - Loans	60,825	58,250	(2,575)

Loans	1,187,305	1,481,150	293,845

Investments
Contributions to Sinking Funds	96,002	96,532	530
Sinking Fund Redemptions of Crown Corporations	39,971	37,657	(2,314)

Investments	135,973	134,189	(1,784)

Disbursements	1,323,278	1,615,339	292,061

Schedule of Debt Redemption
(thousands of dollars)

	Original
	Estimated	Forecasted	Change
	2013-14	2013-14	2013-14

Debt Redemption
Government General Debt	627,569	627,596	27
Crown Corporation General Debt	222,700	228,599	5,899
Government Business Enterprise Specific Debt	106,947	111,947	5,000
Amounts in this vote are "Statutory".	957,216	968,142	10,926

General Revenue Fund
Supplementary Estimates - November
For the Fiscal Year Ending March 31, 2014
(thousands of dollars)

		Supplementary
		Estimates
		2013-14
Budgetary Appropriation

Executive Branch of Government

Agriculture - Vote 1
Business Risk Management (AG10)
AgriStability	28,700
AgriInvest	2,300	31,000

		31,000

In 2012-13 an adjustment in the Business Risk Management subvote for AgriStability Accounts Payable payees resulted in a $31.0M credit to revenue and an offsetting charge to expense for which there was no available 2012-13 appropriation. The Financial Administration Act, 1993 requires that 2012-13 expense in excess of the 2012-13 appropriation be charged against a 2013-14 appropriation. The additional $31.0M appropriation restores the available 2013-14 appropriation to the amount originally budgeted.

Government Relations - Vote 30

Public Safety (GR11)
Emergency Management and Fire Safety	2,000
Provincial Disaster Assistance Program	41,586	43,586

		43,586
Additional funding is required for the Provincial Disaster Assistance Program related to 2013 claims and outstanding prior-year claims, and to increase capacity for provincial response to flooding.

Social Services - Vote 36

Central Management and Services (SS01)
Central Services		3,300

Income Assistance and Disability Services (SS03)
Saskatchewan Assured Income for Disability	30,200
Disabilities Community-Based Organizations	5,500	35,700

		39,000

Additional funding is required for a higher-than-expected caseload in the Saskatchewan Assured Income for Disability program as well as pressures in other disability initiatives, emergency fire and flood evacuation costs, and information technology costs.

Supplementary Estimates - November
Continued
(thousands of dollars)

Supplementary
Estimates
2013-14

Legislative Branch of Government

Advocate for Children and Youth - Vote 76

Advocate for Children and Youth (CA01)
Advocate Operations	261
261

Additional funding is required for two investigations.

Legislative Assembly - Vote 21

Caucus Operations (LG06)
Government Caucus (Statutory)	28
Amounts in this subvote are "Statutory".	28

Additional statutory funding is required for increased caucus expenditures.

Provincial Auditor - Vote 28

Provincial Auditor (PA01)
Provincial Auditor's Salary (Statutory)	11
This subvote includes "Statutory" amounts.	11

Additional statutory funding is required for the Provincial Auditor's salary increase.

Summary - Budgetary Appropriation

"To Be Voted"		113,847
"Statutory"		39
Total Budgetary Appropriation		113,886
Amount Provided by Special Warrant	-
Additional Funding Required	113,886

Supplementary Estimates - November
Continued
(thousands of dollars)

Supplementary
Estimates
2013-14
Lending and Investing Activities

Saskatchewan Power Corporation - Vote 152

Loans (PW01) - Statutory	354,200
Amounts in this vote are "Statutory".	354,200

Saskatchewan Telecommunications Holding Corporation - Vote 153

Loans (ST01) - Statutory		1,900
Amounts in this vote are "Statutory".		1,900

Summary - Lending and Investing Activities

"To Be Voted"		-
"Statutory"		356,100
Total Lending and Investing Activities
Amount Provided by Special Warrant	-
Additional Funding Required	356,100